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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 5, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in Patina Oil & Gas Corporation's accounting for asset retirement obligations), relating to the financial statements of Patina Oil & Gas Corporation, appearing in the Annual Report on Form 10-K of Patina Oil & Gas Corporation for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Denver, Colorado
January 20, 2005

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM